UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 20, 2016

PVH CORP.
 (Exact name of registrant as specified in its charter)

Delaware	001-07572	13-1166910
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 Madison Avenue, New York, New York		10016
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code  (212)-381-3500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
     (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement.
On June 20, 2016, PVH Corp. (the "Company") issued €350 million aggregate principal amount of 3⅝% senior notes due 2024 (the "Notes") under an Indenture, dated as of June 20, 2016, among the Company and U.S. Bank National Association, a national banking association, as trustee, Elavon Financial Services Limited, UK Branch, as Paying Agent and Authenticating Agent, and Elavon Financial Services Limited, as Transfer Agent and Registrar (the "Indenture").  Interest on the Notes is payable semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 2017.  The Notes will mature on July 15, 2024.  The Notes are unsecured unsubordinated obligations of the Company and rank equally in right of payment with all of its other existing and future unsecured unsubordinated indebtedness and senior in right of payment to all of the Company's existing and future obligations that are by their terms expressly subordinated or junior in right of payment to the Notes.
Prior to April 15, 2024 (three months prior to the maturity date for the Notes), the Company may redeem the Notes in whole at any time, or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date, plus a "make-whole" premium.  In addition, on or after April 15, 2024 (three months prior to the maturity date for the Notes), the Company may redeem the Notes in whole at any time, or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date.
In the event of certain developments affecting taxation, the Company may at any time at its option redeem, in whole, but not in part, the Notes at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest, if any, on those Notes to, but not including, the date fixed for redemption.
Upon the occurrence of certain change of control events and a ratings downgrade, each holder of Notes may require the Company to repurchase all or any part (equal to €100,000 or an integral multiple of €1,000 in excess thereof) of such holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.
The Indenture limits the ability of the Company and its subsidiaries to incur liens, enter into certain sale and leaseback transactions and consolidate, merge or sell all or substantially all of their assets.
The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.
Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
As described in Item 1.01, on June 20, 2016, the Company issued and sold €350 million aggregate principal amount of Notes pursuant to the Indenture.  The Notes were offered in a private offering to persons reasonably believed to be qualified institutional buyers in the U.S. pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") and to certain persons outside of the U.S. pursuant to Regulation S under the Securities Act. The Notes will not be registered under the Securities Act, or the securities laws of any state, and may not be offered or sold in the U.S. without registration or an applicable exemption from the registration requirements.  The information in Item 1.01 is incorporated by reference into this Item 2.03.
Item 9.01   Financial Statements and Exhibits.
(d)  Exhibits.
Exhibit No.                          Description of Exhibit
4.1            Indenture, dated as of June 20, 2016, among the Company and U.S. Bank National Association, a national banking association, as trustee, Elavon Financial Services Limited, UK Branch, as Paying Agent and Authenticating Agent, and Elavon Financial Services Limited, as Transfer Agent and Registrar.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PVH CORP.

By: /s/ Mark D. Fischer
Mark D. Fischer Executive Vice President

Date: June 20, 2016

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1
Indenture, dated as of June 20, 2016, among the Company and U.S. Bank National Association, a national banking association, as trustee, Elavon Financial Services Limited, UK Branch, as Paying Agent and Authenticating Agent, and Elavon Financial Services Limited, as Transfer Agent and Registrar